UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of National Fuel Gas Company (the "Company") held on February 15, 2007, shareholders approved the Company’s Annual At Risk Compensation Incentive Program ("AARCIP"), including certain amendments to the AARCIP. Shareholders also approved amendments to the Company’s 1997 Award and Option Plan ("1997 Plan"). Descriptions of the terms and conditions of the AARCIP, the 1997 Plan and the amounts payable under each are hereby incorporated into this Item 5.02 by reference to the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 12, 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2007, the Board of Directors of the Company amended Article II, Paragraph 9 of the Company’s By-Laws. The amendment is effective April 1, 2007. The amendment increases the cash component of the annual fee paid to non-employee directors for service on the Board of Directors to $32,000 from $26,000. The amendment also increases the fee paid to non-employee directors for attendance at meetings of the Board and meetings of committees of the Board, to $2,000 from $1,800 per meeting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3 - By-Laws of National Fuel Gas Company as amended February 15, 2007, effective April 1, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

February 21, 2007	By:	James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3	By-Laws of National Fuel Gas Company as amended February 15, 2007, effective April 1, 2007